Exhibit Number

99.1

Investor Contact:	Kevin Hammons President and Chief Financial Officer (615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES FIRST QUARTER

ENDED MARCH 31, 2023 RESULTS

FRANKLIN, Tenn. (May 1, 2023) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months ended March 31, 2023.

The following highlights the financial and operating results for the three months ended March 31, 2023.

•	Net operating revenues totaled $3.108 billion.

•

Net loss attributable to Community Health Systems, Inc. stockholders was $(51) million, or $(0.40) per share (diluted), compared to $(1) million, or $(0.01) per share (diluted), for the same period in 2022. Excluding the adjusting items as presented in the table in footnote (e) on page 12, net loss attributable to Community Health Systems, Inc. stockholders was $(0.43) per share (diluted), compared to net income of $0.14 per share (diluted) for the same period in 2022.

•	Adjusted EBITDA was $335 million.

•	Net cash provided by operating activities was $5 million for the three months ended March 31, 2023, compared to $101 million for the same period in 2022.

•	On a same-store basis, admissions increased 4.8 percent and adjusted admissions increased 9.4 percent, compared to the same period in 2022.

Commenting on the results, Tim L. Hingtgen, chief executive officer of Community Health Systems, Inc., said, “As the pandemic continues to subside and more patients return to healthcare settings, our healthcare teams delivered high quality services and our markets continued their progress, producing strong same-store inpatient and outpatient volume growth in the first quarter compared to the same period last year. Our emphasis on growth initiatives also helped generate sequential gains in same-store admissions, adjusted admissions, and surgeries compared to the fourth quarter of last year.”

Three Months Ended March 31, 2023

Net operating revenues for the three months ended March 31, 2023, totaled $3.108 billion, a 0.1 percent decrease compared to $3.111 billion for the same period in 2022. On a same-store basis, net operating revenues increased 1.7 percent for the three months ended March 31, 2023, compared to the same period in 2022. Net operating revenues for the three months ended March 31, 2023, reflect a 1.2 percent increase in admissions and a 5.8 percent increase in adjusted admissions, compared to the same period in 2022. On a same-store basis, admissions increased 4.8 percent and adjusted admissions increased 9.4 percent for the three months ended March 31, 2023, compared to the same period in 2022.

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CYH Announces First Quarter 2023 Results

May 1, 2023

Net loss attributable to Community Health Systems, Inc. stockholders was $(51) million, or $(0.40) per share (diluted), for the three months ended March 31, 2023, compared to $(1) million, or $(0.01) per share (diluted), for the same period in 2022. Excluding the adjusting items as presented in the table in footnote (e) on page 12, net loss attributable to Community Health Systems, Inc. stockholders was $(0.43) per share (diluted) for the three months ended March 31, 2023, compared to net income of $0.14 per share (diluted) for the same period in 2022. During the three months ended March 31, 2023, pandemic relief funds did not materially impact net loss attributable to Community Health Systems, Inc. stockholders. During the three months ended March 31, 2022, pandemic relief funds had a positive impact on net loss attributable to Community Health Systems, Inc. stockholders (both on a consolidated and adjusted basis) of approximately $35 million, or $0.27 on a per share (diluted) basis.

Adjusted EBITDA for the three months ended March 31, 2023, was $335 million compared to $409 million for the same period in 2022. During the three months ended March 31, 2023, pandemic relief funds did not materially impact Adjusted EBITDA. During the three months ended March 31, 2022, pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $47 million.

The increase in net loss attributable to Community Health Systems, Inc. stockholders and decrease in Adjusted EBITDA for the three months ended March 31, 2023, compared to the same period in 2022, is primarily due to lower acuity and unfavorable changes in payor mix, increased salaries and benefits expense, increased rates for outsourced medical specialists and a reduction in pandemic relief funds recognized, partially offset by stronger volumes, higher reimbursement rates and reduced expense for contract labor.

Other

During 2023, through the date of this press release, the Company has completed the divestiture of two hospitals as more specifically described below. On January 1, 2023, the Company completed the divestiture of one hospital (in respect of which the Company received proceeds at a preliminary closing on December 31, 2022). On April 1, 2023, the Company completed the divestiture of one hospital (in respect of which the Company received proceeds at a preliminary closing on March 31, 2023). Financial and statistical data for 2023 and 2022 presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure. Same-store operating results exclude businesses divested in 2022 and the first quarter of 2023, businesses closed in 2022 and one de novo hospital that opened in 2022.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of equity interests in Macon Healthcare, LLC, expense related to government and other legal matters and related costs, income during the fourth quarter of 2021 associated with the settlement of litigation for the recovery of amounts of certain professional liability claims settled in 2020 covered by third-party insurance policies, expense related to employee termination benefits and other restructuring charges, the impact of a change in estimate to increase the professional liability claims accrual recorded during the fourth quarter of 2022 with respect to claims incurred in prior years related to divested locations and the gain on sale by HealthTrust Purchasing Group, L.P. (“HealthTrust”) of a majority interest in CoreTrust Holdings, LLC (“CoreTrust”) completed during the fourth quarter of 2022. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net loss attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

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CYH Announces First Quarter 2023 Results

May 1, 2023

Additionally, this press release presents adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

The Company’s annual earnings guidance for 2023, as provided in our press release issued on February 15, 2023, is reaffirmed. The 2023 guidance is based on the Company’s historical operating performance, current trends and other assumptions the Company believes are reasonable. Assumptions underlying the annual earnings guidance provided on February 15, 2023 are unchanged.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 44 distinct markets across 15 states. As of May 1, 2023, the Company’s subsidiaries own or lease 78 affiliated hospitals with approximately 13,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Tuesday, May 2, 2023, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the first quarter ended March 31, 2023. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces First Quarter 2023 Results

May 1, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net operating revenues	$3,108	$3,111
Net (loss) income (f)	(20)	30
Net loss attributable to Community Health Systems, Inc. stockholders	(51)	(1)
Adjusted EBITDA (c)	335	409
Net cash provided by operating activities	5	101
Loss per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.40)	$(0.01)
Diluted (e), (f)	(0.40)	(0.01)
Weighted-average number of shares outstanding (d):
Basic	130	128
Diluted	130	128

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2023 Results

May 1, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023		2022
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Net operating revenues	$3,108	100.0%	$3,111	100.0%
Operating costs and expenses:
Salaries and benefits	1,365	43.9%	1,325	42.6%
Supplies	507	16.3%	499	16.0%
Other operating expenses	835	26.9%	853	27.4%
Lease cost and rent	81	2.6%	77	2.5%
Pandemic relief funds	—	—%	(47)	(1.5)%
Depreciation and amortization	132	4.2%	128	4.1%
Impairment and (gain) loss on sale of businesses, net (f)	(22)	(0.7)%	6	0.2%

Total operating costs and expenses	2,898	93.2%	2,841	91.3%

Income from operations (f)	210	6.8%	270	8.7%
Interest expense, net	207	6.7%	217	7.0%
Loss from early extinguishment of debt	—	—%	5	0.2%
Equity in earnings of unconsolidated affiliates	(3)	(0.1)%	(5)	(0.2)%

Income before income taxes	6	0.2%	53	1.7%
Provision for income taxes	26	0.8%	23	0.7%

Net (loss) income (f)	(20)	(0.6)%	30	1.0%
Less: Net income attributable to noncontrolling interests	31	1.0%	31	1.0%

Net loss attributable to Community Health Systems, Inc. stockholders	$(51)	(1.6)%	$(1)	0.0%

Loss per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.40)		$(0.01)

Diluted (e), (f)	$(0.40)		$(0.01)

Weighted-average number of shares outstanding (d):
Basic	130		128

Diluted	130		128

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2023 Results

May 1, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net (loss) income	$(20)	$30
Other comprehensive income (loss), net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	3	(8)

Other comprehensive income (loss)	3	(8)

Comprehensive (loss) income	(17)	22
Less: Comprehensive income attributable to noncontrolling interests	31	31

Comprehensive loss attributable to Community Health Systems, Inc. stockholders	$(48)	$(9)

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2023 Results

May 1, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended March 31,
	Consolidated			Same-Store
	2023	2022	% Change	2023	2022	% Change
Number of hospitals (at end of period)	79	83		78	78
Licensed beds (at end of period)	12,750	13,289		12,718	12,618
Beds in service (at end of period)	10,858	11,557		10,826	10,886
Admissions	109,624	108,367	1.2%	108,923	103,918	4.8%
Adjusted admissions	245,883	232,315	5.8%	244,040	222,984	9.4%
Patient days	507,925	551,245		505,699	532,724
Average length of stay (days)	4.6	5.1		4.6	5.1
Occupancy rate (average beds in service)	51.9%	53.0%		51.9%	54.4%
Net operating revenues	$3,108	$3,111	-0.1%	$3,083	$3,032	1.7%
Net inpatient revenues as a % of net operating revenues	47.1%	49.4%		47.0%	49.6%
Net outpatient revenues as a % of net operating revenues	52.9%	50.6%		53.0%	50.4%
Income from operations (f)	$210	$270	-22.2%
Income from operations as a % of net operating revenues	6.8%	8.7%
Depreciation and amortization	$132	$128
Equity in earnings of unconsolidated affiliates	$(3)	$(5)
Net loss attributable to Community Health Systems, Inc. stockholders	$(51)	$(1)	-5,000%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-1.6%	0.0%
Adjusted EBITDA (c)	$335	$409	-18.1%
Adjusted EBITDA as a % of net operating revenues	10.8%	13.1%
Net cash provided by operating activities	$5	$101	-95.0%

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2023 Results

May 1, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$144	$118
Patient accounts receivable	2,043	2,040
Supplies	345	353
Prepaid income taxes	79	99
Prepaid expenses and taxes	276	237
Other current assets	227	235

Total current assets	3,114	3,082

Property and equipment	9,560	9,639
Less accumulated depreciation and amortization	(4,305)	(4,274)

Property and equipment, net	5,255	5,365

Goodwill	4,051	4,166

Deferred income taxes	49	49

Other asset, net	2,154	2,007

Total assets	$14,623	$14,669

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$39	$21
Current operating lease liabilities	138	148
Accounts payable	712	773
Accrued liabilities:
Employee compensation	596	637
Accrued interest	184	189
Other	463	418

Total current liabilities	2,132	2,186

Long-term debt (g)	11,696	11,614

Deferred income taxes	351	354

Long-term operating lease liabilities	588	605

Other long-term liabilities	647	644

Total liabilities	15,414	15,403

Redeemable noncontrolling interests in equity of consolidated subsidiaries	561	541

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 136,749,427 shares issued and outstanding at March 31, 2023, and 134,703,717 shares issued and outstanding at December 31, 2022	1	1
Additional paid-in capital	2,054	2,084
Accumulated other comprehensive loss	(18)	(21)
Accumulated deficit	(3,482)	(3,431)

Total Community Health Systems, Inc. stockholders’ deficit	(1,445)	(1,367)
Noncontrolling interests in equity of consolidated subsidiaries	93	92

Total stockholders’ deficit	(1,352)	(1,275)

Total liabilities and stockholders’ deficit	$14,623	$14,669

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2023 Results

May 1, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net (loss) income	$(20)	$30
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	132	128
Deferred income taxes	7	22
Stock-based compensation expense	6	5
Impairment and (gain) loss on sale of businesses, net (f)	(22)	6
Loss from early extinguishment of debt	—	5
Other non-cash expenses, net	42	45
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(2)	(17)
Supplies, prepaid expenses and other current assets	(50)	(40)
Accounts payable, accrued liabilities and income taxes	(32)	(23)
Other	(56)	(60)

Net cash provided by operating activities	5	101

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(8)	(1)
Purchases of property and equipment	(122)	(97)
Proceeds from disposition of hospitals and other ancillary operations	92	2
Proceeds from sale of property and equipment	5	—
Purchases of available-for-sale debt securities and equity securities	(26)	(31)
Proceeds from sales of available-for-sale debt securities and equity securities	61	24
Purchases of investments in unconsolidated affiliates	(5)	(4)
Increase in other investments	(16)	(14)

Net cash used in investing activities	(19)	(121)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(4)	(8)
Deferred financing costs and other debt-related costs	—	(73)
Proceeds from noncontrolling investors in joint ventures	2	1
Redemption of noncontrolling investments in joint ventures	(1)	—
Distributions to noncontrolling investors in joint ventures	(44)	(29)
Other borrowings	29	27
Issuance of long-term debt	—	1,535
Proceeds from ABL Facility	815	—
Repayments of long-term indebtedness	(757)	(1,480)

Net cash provided by (used in) financing activities	40	(27)

Net change in cash and cash equivalents	26	(47)
Cash and cash equivalents at beginning of period	118	507

Cash and cash equivalents at end of period	$144	$460

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2023 Results

May 1, 2023

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)

Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information exclude businesses divested in 2022 and the first quarter of 2023, businesses closed in 2022 and one de novo hospital opened in 2022. There were no discontinued operations reported for 2023 and 2022.

(b)	The following table provides information needed to calculate loss per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended March 31,
	2022	2021
Net loss attributable to Community Health Systems,Inc. stockholders:
Net (loss) income	$(20)	$30
Less: Income attributable to noncontrolling interests, net of taxes	31	31

Net loss attributable to Community Health Systems, Inc. stockholders — basic and diluted	$(51)	$(1)

(c)

EBITDA is a non-GAAP financial measure which consists of net income (loss) attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of equity interests in Macon Healthcare, LLC, expense related to government and other legal matters and related costs, income during the fourth quarter of 2021 associated with the settlement of litigation for the recovery of amounts of certain professional liability claims settled in 2020 covered by third-party insurance policies, expense related to employee termination benefits and other restructuring charges, the impact of a change in estimate to increase the professional liability claims accrual recorded during the fourth quarter of 2022 with respect to claims incurred in prior years related to divested locations and the gain on sale by HealthTrust of a majority interest in CoreTrust completed during the fourth quarter of 2022. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

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CYH Announces First Quarter 2023 Results

May 1, 2023

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended March 31,
	2023	2022
Net loss attributable to Community Health Systems, Inc. stockholders	$(51)	$(1)
Adjustments:
Provision for income taxes	26	23
Depreciation and amortization	132	128
Net income attributable to noncontrolling interests	31	31
Interest expense, net	207	217
Loss from early extinguishment of debt	—	5
Impairment and (gain) loss on sale of businesses, net	(22)	6
Expense from government and other legal matters and related costs	10	—
Expense related to employee termination benefits and other restructuring charges	2	—

Adjusted EBITDA	$335	$409

(d)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended March 31,
	2023	2022
Weighted-average number of shares outstanding—basic	130	128
Add effect of dilutive securities:
Stock awards and options	—	—

Weighted-average number of shares outstanding—diluted	130	128

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders for both the three months ended March 31, 2023 and 2022, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income, the effect of stock awards and options on the diluted shares calculation would have been an increase of 468,193 shares and 2,198,436 shares during the three months ended March 31, 2023 and 2022, respectively.

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CYH Announces First Quarter 2023 Results

May 1, 2023

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)

The following supplemental table reconciles net loss attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended March 31,
	2023	2022
Net loss per share (diluted), as reported	$(0.40)	$(0.01)
Adjustments:
Loss from early extinguishment of debt	—	0.11
Impairment and (gain) loss on sale of businesses, net	(0.11)	0.04
Expense from government and other legal matters and related costs	0.06	—
Expense related to employee termination benefits and other restructuring charges	0.01	—

Net (loss) income per share (diluted), excluding adjustments	$(0.43)	$0.14

(f)

Both income from operations and net (loss) income included a net non-cash income of $22 million and expense of $6 million for the three months ended March 31, 2023 and 2022, respectively, primarily from gains on the sale of certain businesses during such periods and also impairment charges to reduce the value of certain long-lived assets at businesses the Company identified for closure, sale or sold. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.

(g)

The maximum aggregate principal amount under the ABL Facility is $1.0 billion, subject to borrowing base capacity. At March 31, 2023, the Company had outstanding borrowings of $125 million and approximately $792 million of additional borrowing capacity (after taking into consideration $83 million of outstanding letters of credit) under the ABL Facility.

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CYH Announces First Quarter 2023 Results

May 1, 2023

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•

general economic and business conditions, both nationally and in the regions in which we operate, including the current negative macroeconomic conditions, ongoing inflationary pressures that have significantly increased and may continue to significantly increase our expenses, the current high interest rate environment, ongoing challenging labor market conditions and labor shortages, and supply chain shortages and disruptions, including the current and/or potential future adverse impact of such economic conditions and other factors on our net operating revenues (including our service mix, revenue mix, payor mix and/or patient volumes) and our ability to collect outstanding receivables, as well as the potential impact on us of financial and capital market instability and/or disruptions to the banking system due to bank failures and other factors, including any potential impact on our ability to access and or obtain the return of cash and cash equivalents, and/or our ability to access credit, liquidity and capital market sources on acceptable terms or at all;

•

the impact of current or future federal and state health reform initiatives, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”), and the potential for changes to the Affordable Care Act, its implementation or its interpretation (including through executive orders and court challenges);

•

the extent to and manner in which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through legislation, regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•

risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;

•	demographic changes;

•	changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;

•

potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

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CYH Announces First Quarter 2023 Results

May 1, 2023

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies or rates paid by federal or state healthcare programs or commercial payors;

•

any security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection, and the impact of the security breach announced by us on February 13, 2023, including legal, reputational, and financial risks associated with this security breach, existing and/or any future litigation associated with this security breach, any potential regulatory inquiries to which we may become subject in connection with this security breach, and the extent of remediation and other additional costs that may be incurred by us in connection with this security breach;

•	any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

•

the effects related to the implementation of the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•

the impact of competitive labor market conditions and the shortage of nurses, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses as a result of such competitive labor market conditions, inflation and competition for such positions;

•	any failure to obtain medical supplies or pharmaceuticals at favorable prices;

•	liabilities and other claims asserted against us, including self-insured professional liability claims;

•	competition;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

•	changes in medical or other technology;

•	changes in U.S. GAAP;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to recognize expected synergies from acquisitions;

•	the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;

•	our ability to obtain adequate levels of insurance, including cyber, general liability, professional liability, and directors and officers liability insurance;

•	timeliness of reimbursement payments received under government programs;

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CYH Announces First Quarter 2023 Results

May 1, 2023

•	effects related to pandemics, epidemics, or outbreaks of infectious diseases, including the coronavirus causing the disease known as COVID-19;

•

developments related to COVID-19, including, without limitation, related to the length and severity of the pandemic; and the spread of potentially more contagious and/or virulent forms of the virus, including variants of the virus for which currently available vaccines, treatments and tests may not be effective or authorized;

•	any failure to comply with our obligations under license or technology agreements;

•	challenging economic conditions in non-urban communities in which we operate;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	any changes in or interpretations of income tax laws and regulations; and

•

the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2023 and other filings filed with the SEC.

The consolidated operating results for the three months ended March 31, 2023, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the reaffirmation of our guidance for calendar year 2023 (which guidance was originally included in our February 15, 2023 press release) as set forth herein is based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements (including such guidance), or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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